Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Second Quarter 2019 Financial Results

New York, NY – August 2, 2019 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the second quarter ended June 30, 2019.

Total Company

•	Net income attributable to W. P. Carey of $66.0 million, or $0.38 per diluted share

•	AFFO of $208.5 million, or $1.22 per diluted share

•	2019 AFFO guidance range narrowed to $4.95 to $5.05 per diluted share, including Real Estate AFFO of $4.70 to $4.80 per diluted share

•	Quarterly cash dividend raised to $1.034 per share, equivalent to an annualized dividend rate of $4.136 per share

Business Segments

Real Estate

•	Segment net income attributable to W. P. Carey of $60.8 million

•	Segment AFFO of $199.8 million, or $1.17 per diluted share

•	Investment volume of $439.9 million year to date, including $394.7 million completed during the first half of 2019 and $45.2 million subsequent to quarter end

•	Active capital investment projects totaling $183.7 million at quarter end, including $95.9 million expected to be completed in 2019

•	Entered into agreements to convert 36 existing self-storage operating properties to net leases

•	Gross disposition proceeds of $21.9 million during the first half of 2019

•	Portfolio occupancy of 98.2%

•	Weighted-average lease term increased to 10.4 years

W. P. Carey Inc. 6/30/2019 Earnings Release 8-K – 1

Investment Management

•	Segment net income attributable to W. P. Carey of $5.3 million

•	Segment AFFO of $8.6 million, or $0.05 per diluted share

Balance Sheet and Capitalization

•	Issued $325 million of 3.850% Senior Unsecured Notes due 2029

•	Utilized ATM program to raise $88.3 million in net proceeds during the second quarter, bringing net proceeds raised during the first half of 2019 to $392.1 million

•	Prepaid mortgage debt totaling $293.7 million during the second quarter, bringing mortgage debt prepaid during the first half of 2019 to $493.3 million

MANAGEMENT COMMENTARY

“Our business continues to gather momentum. During the second quarter, we added several high-quality industrial sale-leasebacks to our portfolio, creatively converted the bulk of our self-storage operating assets to net leases, further accessed the capital markets and prepaid additional mortgage debt,” said Jason Fox, Chief Executive Officer of W. P. Carey. “We have revised our AFFO guidance to reflect our current expectations for investment timing, along with the deleveraging we’ve done this year. Looking ahead, our investment opportunity set remains broad and our cost of capital enables us to pursue a wide range of opportunities.”

QUARTERLY FINANCIAL RESULTS

Revenues

•	Total Company: Revenues, including reimbursable costs, for the 2019 second quarter totaled $305.2 million, up 51.8% from $201.1 million for the 2018 second quarter.

•
Real Estate: Real Estate revenues, including reimbursable costs, for the 2019 second quarter were $291.5 million, up 67.6% from $173.9 million for the 2018 second quarter, due primarily to additional lease revenues from properties acquired in the Company’s merger with CPA:17 on October 31, 2018 (the CPA:17 Merger) and net acquisitions.

Note: While it has no impact on net income or AFFO, in accordance with Accounting Standards Update 2016-02, Leases (Topic 842), which the Company has adopted effective as of January 1, 2019, operating expenses reimbursed by tenants are included within lease revenues on the consolidated statements of income (for both current and prior year periods). Prior to that date the Company presented revenues excluding reimbursable costs.

•
Investment Management: Investment Management revenues, including reimbursable costs, for the 2019 second quarter were $13.7 million, down 49.6% from $27.2 million for the 2018 second quarter, due primarily to the cessation of asset management revenue previously earned from CPA:17.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2019 second quarter was $66.0 million, down 12.8% from $75.7 million for the 2018 second quarter. Net income from Investment Management attributable to W. P. Carey decreased, due primarily to the cessation of Investment Management revenues and distributions previously earned from CPA:17. Net income from Real Estate attributable to W. P. Carey increased, due primarily to properties acquired in the CPA:17 Merger and net acquisitions. The increase in revenues from properties acquired in the CPA:17 Merger and acquisitions was partly offset by corresponding increases in depreciation and amortization, interest expense and property expenses.

W. P. Carey Inc. 6/30/2019 Earnings Release 8-K – 2

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2019 second quarter was $1.22 per diluted share, down 7.6% from $1.32 per diluted share for the 2018 second quarter. AFFO from the Company’s Real Estate segment (Real Estate AFFO) increased, due primarily to the accretive impact of properties acquired in the CPA:17 Merger and net acquisitions. AFFO from the Company’s Investment Management segment declined, due primarily to the cessation of Investment Management revenues and distributions previously earned from CPA:17.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on June 13, 2019 the Company’s Board of Directors declared a quarterly cash dividend of $1.034 per share, equivalent to an annualized dividend rate of $4.136 per share. The dividend was paid on July 15, 2019 to stockholders of record as of June 28, 2019.

AFFO GUIDANCE

•
For the 2019 full year, the Company has narrowed its AFFO guidance range and currently expects to report total AFFO of between $4.95 and $5.05 per diluted share, including Real Estate AFFO of between $4.70 and $4.80 per diluted share, based on the following key assumptions, which are unchanged:

(i)	investments for the Company’s Real Estate portfolio of between $750 million and $1.25 billion;

(ii)	dispositions from the Company’s Real Estate portfolio of between $500 million and $700 million; and

(iii)	total general and administrative expenses of between $75 million and $80 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO (and Real Estate AFFO) and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets and depreciation and amortization from new acquisitions.

BALANCE SHEET AND CAPITALIZATION

Bond Issuance

•
On June 14, 2019, the Company completed an underwritten public offering of $325 million aggregate principal amount of 3.850% Senior Unsecured Notes due July 15, 2029. Net proceeds from the offering were used primarily to reduce amounts outstanding under the Company’s unsecured revolving credit facility.

“At-The-Market” (ATM) Program

•	During the 2019 second quarter, the Company issued 1,116,217 shares of common stock under its ATM program at a weighted-average price of $80.33 per share, for net proceeds of $88.3 million.

•
This activity brought issuances under the Company’s ATM program during the first half of 2019 to 5,169,840 shares of common stock, at a weighted-average price of $77.06 per share, for net proceeds of $392.1 million.

W. P. Carey Inc. 6/30/2019 Earnings Release 8-K – 3

Mortgage / Secured Debt Prepayment

•	During the 2019 second quarter, the Company prepaid mortgage debt totaling $293.7 million, with a weighted-average interest rate of approximately 5.2%.

•	This activity brought mortgage debt prepaid during the first half of 2019 to $493.3 million, with a weighted-average interest rate of approximately 5.1%.

REAL ESTATE

Investments

•
During the 2019 second quarter, the Company completed investments totaling $155.2 million, consisting of four acquisitions for $123.5 million in aggregate and three completed capital investment projects at a total cost of $31.7 million, bringing total investment volume for the first half of 2019 to $394.7 million, including transaction-related costs.

•
Subsequent to quarter end, the Company completed two additional investments totaling $45.2 million, bringing total investment volume year to date to $439.9 million, including transaction-related costs.

•
As of June 30, 2019, the Company had six capital investment projects outstanding for an expected total investment of approximately $183.7 million, of which four projects totaling $95.9 million are currently expected to be completed during 2019.

Conversion of Self-Storage Operating Properties to Net Leases

•
During the 2019 second quarter, the Company entered into net lease agreements with Extra Space Storage Inc. for 36 self-storage operating properties, the vast majority of which the Company acquired in the CPA:17 Merger.

•
Pursuant to these agreements, 22 self-storage operating properties were converted to net leases on June 1, 2019, at which time we began recognizing lease revenues on the properties and ceased recognizing operating property revenues and expenses.

•
Subsequent to quarter end, on August 1, 2019, an additional five self-storage operating properties were converted to net leases. The remaining nine self-storage operating properties included in this transaction, which were non-stabilized, are expected to convert to net leases upon stabilization over the next three years.

Dispositions

•	During the 2019 second quarter, the Company disposed of five properties for gross proceeds of $17.0 million, bringing total disposition proceeds for the first half of 2019 to $21.9 million.

Composition

•
As of June 30, 2019, the Company’s net lease portfolio consisted of 1,198 properties, comprising 136.6 million square feet leased to 320 tenants, with a weighted-average lease term of 10.4 years and an occupancy rate of 98.2%. In addition, the Company owned 24 self-storage and two hotel operating properties, totaling approximately 2.0 million square feet.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA:18 – Global (CPA:18), Carey Watermark Investors Incorporated (CWI 1), Carey Watermark Investors 2 Incorporated (CWI 2) and Carey European Student Housing Fund I, L.P. (CESH) (collectively, the Managed Programs). As of June 30, 2019, the Managed Programs had total assets under management of approximately $7.6 billion.

W. P. Carey Inc. 6/30/2019 Earnings Release 8-K – 4

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2019 second quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on August 2, 2019.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, August 2, 2019 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (U.S.) or +1-201-689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

* * * * *

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $20 billion and a diversified portfolio of operationally-critical commercial real estate that includes 1,198 net lease properties covering approximately 137 million square feet. For over four decades, the company has invested in high-quality single-tenant industrial, warehouse, office, retail and self-storage properties subject to long-term net leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

www.wpcarey.com

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W. P. Carey Inc. 6/30/2019 Earnings Release 8-K – 5

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Fox with regard to our investment opportunities and cost of capital. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2018. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

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W. P. Carey Inc. 6/30/2019 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
Assets
Investments in real estate:
Land, buildings and improvements (a)	$9,480,306	$9,251,396
Net investments in direct financing leases	1,263,319	1,306,215
In-place lease intangible assets and other	2,134,786	2,009,628
Above-market rent intangible assets	921,998	925,797
Investments in real estate	13,800,409	13,493,036
Accumulated depreciation and amortization (b)	(1,812,628)	(1,564,182)
Assets held for sale, net (c)	102,777	—
Net investments in real estate	12,090,558	11,928,854
Equity investments in the Managed Programs and real estate (d)	317,159	329,248
Cash and cash equivalents	202,279	217,644
Due from affiliates	81,523	74,842
Other assets, net	580,270	711,507
Goodwill	920,218	920,944
Total assets	$14,192,007	$14,183,039

Liabilities and Equity
Debt:
Senior unsecured notes, net	$3,861,931	$3,554,470
Unsecured revolving credit facility	111,227	91,563
Non-recourse mortgages, net	2,203,853	2,732,658
Debt, net	6,177,011	6,378,691
Accounts payable, accrued expenses and other liabilities	463,417	403,896
Below-market rent and other intangible liabilities, net	213,279	225,128
Deferred income taxes	168,841	173,115
Dividends payable	178,665	172,154
Total liabilities	7,201,213	7,352,984

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 170,756,507 and 165,279,642 shares, respectively, issued and outstanding	171	165
Additional paid-in capital	8,576,245	8,187,335
Distributions in excess of accumulated earnings	(1,368,457)	(1,143,992)
Deferred compensation obligation	37,263	35,766
Accumulated other comprehensive loss	(260,817)	(254,996)
Total stockholders’ equity	6,984,405	6,824,278
Noncontrolling interests	6,389	5,777
Total equity	6,990,794	6,830,055
Total liabilities and equity	$14,192,007	$14,183,039
________

(a)	Includes $189.3 million and $470.7 million of amounts attributable to operating properties as of June 30, 2019 and December 31, 2018, respectively.

(b)
Includes $847.5 million and $734.8 million of accumulated depreciation on buildings and improvements as of June 30, 2019 and December 31, 2018, respectively, and $965.1 million and $829.4 million of accumulated amortization on lease intangibles as of June 30, 2019 and December 31, 2018, respectively.

(c)	At June 30, 2019, we had two properties classified as Assets held for sale, net, including one hotel operating property.

(d)
Our equity investments in real estate joint ventures totaled $197.9 million and $221.7 million as of June 30, 2019 and December 31, 2018, respectively. Our equity investments in the Managed Programs totaled $119.2 million and $107.6 million as of June 30, 2019 and December 31, 2018, respectively.

W. P. Carey Inc. 6/30/2019 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Revenues
Real Estate:
Lease revenues	$269,802	$262,939	$168,367
Operating property revenues	15,436	15,996	4,865
Lease termination income and other	6,304	3,270	680
	291,542	282,205	173,912
Investment Management:
Asset management revenue	9,790	9,732	17,268
Reimbursable costs from affiliates	3,821	3,868	5,537
Structuring and other advisory revenue	58	2,518	4,426
	13,669	16,118	27,231
	305,211	298,323	201,143
Operating Expenses
Depreciation and amortization	113,632	112,379	64,337
General and administrative	19,729	21,285	16,442
Reimbursable tenant costs	13,917	13,171	5,733
Operating property expenses	10,874	10,594	3,581
Property expenses, excluding reimbursable tenant costs	9,915	9,912	5,327
Stock-based compensation expense	4,936	4,165	3,698
Reimbursable costs from affiliates	3,821	3,868	5,537
Subadvisor fees (a)	1,650	2,202	1,855
Merger and other expenses (b)	696	146	2,692
	179,170	177,722	109,202
Other Income and Expenses
Interest expense	(59,719)	(61,313)	(41,311)
Equity in earnings of equity method investments in the Managed Programs and real estate	3,951	5,491	12,558
Other gains and (losses) (c)	(671)	955	10,586
(Loss) gain on sale of real estate, net	(362)	933	11,912
	(56,801)	(53,934)	(6,255)
Income before income taxes	69,240	66,667	85,686
(Provision for) benefit from income taxes	(3,119)	2,129	(6,262)
Net Income	66,121	68,796	79,424
Net income attributable to noncontrolling interests	(83)	(302)	(3,743)
Net Income Attributable to W. P. Carey	$66,038	$68,494	$75,681

Basic Earnings Per Share	$0.39	$0.41	$0.70
Diluted Earnings Per Share	$0.38	$0.41	$0.70
Weighted-Average Shares Outstanding
Basic	171,304,112	167,234,121	108,059,394
Diluted	171,490,625	167,434,740	108,234,934

Dividends Declared Per Share	$1.034	$1.032	$1.020

W. P. Carey Inc. 6/30/2019 Earnings Release 8-K – 8

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2019	2018
Revenues
Real Estate:
Lease revenues	$532,741	$337,799
Operating property revenues	31,432	12,083
Lease termination income and other	9,574	1,622
	573,747	351,504
Investment Management:
Asset management revenue	19,522	34,253
Reimbursable costs from affiliates	7,689	10,841
Structuring and other advisory revenue	2,576	6,355
	29,787	51,449
	603,534	402,953
Operating Expenses
Depreciation and amortization	226,011	130,294
General and administrative	41,014	35,025
Reimbursable tenant costs	27,088	11,952
Operating property expenses	21,468	9,251
Property expenses, excluding reimbursable tenant costs	19,827	9,556
Stock-based compensation expense	9,101	11,917
Reimbursable costs from affiliates	7,689	10,841
Subadvisor fees (a)	3,852	3,887
Merger and other expenses (b)	842	2,655
Impairment charges	—	4,790
	356,892	230,168
Other Income and Expenses
Interest expense	(121,032)	(79,385)
Equity in earnings of equity method investments in the Managed Programs and real estate	9,442	27,883
Gain on sale of real estate, net	571	18,644
Other gains and (losses)	284	7,823
	(110,735)	(25,035)
Income before income taxes	135,907	147,750
Provision for income taxes	(990)	(260)
Net Income	134,917	147,490
Net income attributable to noncontrolling interests	(385)	(6,535)
Net Income Attributable to W. P. Carey	$134,532	$140,955

Basic Earnings Per Share	$0.79	$1.30
Diluted Earnings Per Share	$0.79	$1.30
Weighted-Average Shares Outstanding
Basic	169,280,360	108,058,671
Diluted	169,520,508	108,243,063

Dividends Declared Per Share	$2.066	$2.035
__________

(a)
The subadvisors for CWI 1, CWI 2 and CPA:18 (for multi-family properties) earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. During 2018, CPA:18 sold five of its six multi-family properties (it sold the remaining multi-family property in January 2019 and we terminated the related subadvisory agreements). Refer to the Managed Programs Fee Summary section in Exhibit 99.2 of the Current Report on Form 8-K filed on August 2, 2019 for further information.

(b)	Amounts are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(c)
Amount for the three months ended June 30, 2019 is primarily comprised of realized gains on foreign currency exchange derivatives of $3.5 million, mark-to-market adjustment for our investment in shares of a cold storage operator of $(3.3) million, loss on extinguishment of debt of $(3.0) million, interest earned from cash in bank and on loans to affiliates of $1.1 million, net gains on foreign currency transactions of $0.7 million, and dividend income from our investment in shares of Guggenheim Credit Income Fund of $0.5 million.

W. P. Carey Inc. 6/30/2019 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net income attributable to W. P. Carey	$66,038	$68,494	$75,681
Adjustments:
Depreciation and amortization of real property	112,360	111,103	63,073
Loss (gain) on sale of real estate, net	362	(933)	(11,912)
Proportionate share of adjustments to equity in net income of partially owned entities	4,489	4,424	902
Proportionate share of adjustments for noncontrolling interests	(31)	(30)	(2,729)
Total adjustments	117,180	114,564	49,334
FFO (as defined by NAREIT) Attributable to W. P. Carey (a)	183,218	183,058	125,015
Adjustments:
Above- and below-market rent intangible lease amortization, net	16,450	15,927	12,303
Straight-line and other rent adjustments	(7,975)	(6,258)	(2,637)
Other (gains) and losses (b)	5,724	4,930	(6,845)
Stock-based compensation	4,936	4,165	3,698
Amortization of deferred financing costs	2,774	2,724	1,905
Other amortization and non-cash items	1,706	567	35
Tax (benefit) expense – deferred and other (c)	(933)	(4,928)	3,028
Merger and other expenses (d)	696	146	2,692
Proportionate share of adjustments to equity in net income of partially owned entities	1,876	1,461	3,635
Proportionate share of adjustments for noncontrolling interests	(7)	(25)	(230)
Total adjustments	25,247	18,709	17,584
AFFO Attributable to W. P. Carey (a)	$208,465	$201,767	$142,599

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (a)	$183,218	$183,058	$125,015
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (a)	$1.07	$1.09	$1.16
AFFO attributable to W. P. Carey (a)	$208,465	$201,767	$142,599
AFFO attributable to W. P. Carey per diluted share (a)	$1.22	$1.21	$1.32
Diluted weighted-average shares outstanding	171,490,625	167,434,740	108,234,934

W. P. Carey Inc. 6/30/2019 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net income from Real Estate attributable to W. P. Carey	$60,768	$53,408	$59,316
Adjustments:
Depreciation and amortization of real property	112,360	111,103	63,073
Loss (gain) on sale of real estate, net	362	(933)	(11,912)
Proportionate share of adjustments to equity in net income of partially owned entities	4,489	4,424	902
Proportionate share of adjustments for noncontrolling interests	(31)	(30)	(2,729)
Total adjustments	117,180	114,564	49,334
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (a)	177,948	167,972	108,650
Adjustments:
Above- and below-market rent intangible lease amortization, net	16,450	15,927	12,303
Straight-line and other rent adjustments	(7,975)	(6,258)	(2,637)
Other (gains) and losses (b)	5,888	3,929	(6,599)
Stock-based compensation	3,482	2,800	1,990
Amortization of deferred financing costs	2,774	2,724	1,905
Other amortization and non-cash items	1,510	502	56
Tax (benefit) expense – deferred and other	(853)	490	(1,767)
Merger and other expenses (d)	696	146	2,692
Proportionate share of adjustments to equity in net income of partially owned entities	(89)	115	99
Proportionate share of adjustments for noncontrolling interests	(7)	(25)	(230)
Total adjustments	21,876	20,350	7,812
AFFO Attributable to W. P. Carey – Real Estate (a)	$199,824	$188,322	$116,462

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (a)	$177,948	$167,972	$108,650
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (a)	$1.04	$1.00	$1.01
AFFO attributable to W. P. Carey – Real Estate (a)	$199,824	$188,322	$116,462
AFFO attributable to W. P. Carey per diluted share – Real Estate (a)	$1.17	$1.13	$1.08
Diluted weighted-average shares outstanding	171,490,625	167,434,740	108,234,934

W. P. Carey Inc. 6/30/2019 Earnings Release 8-K – 11

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2019	2018
Net income attributable to W. P. Carey	$134,532	$140,955
Adjustments:
Depreciation and amortization of real property	223,463	127,653
Gain on sale of real estate, net	(571)	(18,644)
Impairment charges	—	4,790
Proportionate share of adjustments to equity in net income of partially owned entities	8,913	2,154
Proportionate share of adjustments for noncontrolling interests	(61)	(5,511)
Total adjustments	231,744	110,442
FFO (as defined by NAREIT) Attributable to W. P. Carey (a)	366,276	251,397
Adjustments:
Above- and below-market rent intangible lease amortization, net	32,377	24,105
Straight-line and other rent adjustments	(14,233)	(4,933)
Other (gains) and losses (b)	10,654	(1,556)
Stock-based compensation	9,101	11,917
Tax benefit – deferred and other (c)	(5,861)	(9,127)
Amortization of deferred financing costs	5,498	1,711
Other amortization and non-cash items	2,273	(14)
Merger and other expenses (d)	842	2,655
Proportionate share of adjustments to equity in net income of partially owned entities	3,337	5,387
Proportionate share of adjustments for noncontrolling interests	(32)	(573)
Total adjustments	43,956	29,572
AFFO Attributable to W. P. Carey (a)	$410,232	$280,969

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (a)	$366,276	$251,397
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (a)	$2.16	$2.32
AFFO attributable to W. P. Carey (a)	$410,232	$280,969
AFFO attributable to W. P. Carey per diluted share (a)	$2.42	$2.60
Diluted weighted-average shares outstanding	169,520,508	108,243,063

W. P. Carey Inc. 6/30/2019 Earnings Release 8-K – 12

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2019	2018
Net income from Real Estate attributable to W. P. Carey	$114,176	$104,616
Adjustments:
Depreciation and amortization of real property	223,463	127,653
Gain on sale of real estate, net	(571)	(18,644)
Impairment charges	—	4,790
Proportionate share of adjustments to equity in net income of partially owned entities	8,913	2,154
Proportionate share of adjustments for noncontrolling interests	(61)	(5,511)
Total adjustments	231,744	110,442
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (a)	345,920	215,058
Adjustments:
Above- and below-market rent intangible lease amortization, net	32,377	24,105
Straight-line and other rent adjustments	(14,233)	(4,933)
Other (gains) and losses (b)	9,817	(1,673)
Stock-based compensation	6,282	6,296
Amortization of deferred financing costs	5,498	1,711
Other amortization and non-cash items	2,012	7
Merger and other expenses (d)	842	2,655
Tax benefit – deferred and other	(363)	(11,285)
Proportionate share of adjustments to equity in net income of partially owned entities	26	28
Proportionate share of adjustments for noncontrolling interests	(32)	(573)
Total adjustments	42,226	16,338
AFFO Attributable to W. P. Carey – Real Estate (a)	$388,146	$231,396

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (a)	$345,920	$215,058
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (a)	$2.04	$1.99
AFFO attributable to W. P. Carey – Real Estate (a)	$388,146	$231,396
AFFO attributable to W. P. Carey per diluted share – Real Estate (a)	$2.29	$2.14
Diluted weighted-average shares outstanding	169,520,508	108,243,063
__________

(a)	FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

(b)
AFFO amount for the three months ended June 30, 2019 is primarily comprised of unrealized losses on derivatives of $(0.3) million, gains from foreign currency movements of $0.7 million, loss on extinguishment of debt of $(3.0) million and loss on marketable securities of $(3.1) million. Real Estate AFFO amount for the three months ended June 30, 2019 is primarily comprised of unrealized losses on derivatives of $(0.3) million, gains from foreign currency movements of $0.7 million, loss on extinguishment of debt of $(3.0) million and loss on marketable securities of $(3.3) million. Beginning in the second quarter of 2019, we aggregated (gain) loss on extinguishment of debt and realized (gains) losses on foreign currency (both of which were previously disclosed as separate AFFO adjustment line items), as well as certain other adjustments, within this line item, which is comprised of adjustments related to Other gains and (losses) on our consolidated statements of income. Prior period amounts have been reclassified to conform to the current period presentation.

(c)	Amounts for the three months ended March 31, 2019 and six months ended June 30, 2019 include a current tax benefit, which is excluded from AFFO as it was incurred as a result of the CPA:17 Merger.

(d)	Amounts are primarily comprised of costs incurred in connection with the CPA:17 Merger.

W. P. Carey Inc. 6/30/2019 Earnings Release 8-K – 13

Non-GAAP Financial Disclosure

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as gains or losses from extinguishment of debt, restructuring and related compensation expenses and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP or as alternatives to net cash provided by operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 6/30/2019 Earnings Release 8-K – 14